Exhibit 21.1

Seagate Technology Public Limited Company Subsidiaries as of June 28, 2014

Seagate Technology Public Limited Company	Ireland
Seagate Technology	Cayman
Seagate Technology (Dublin Branch)	Ireland
Seagate Technology HDD Holdings	Cayman
Seagate Technology HDD Holdings (Dublin Branch)	Ireland
Seagate HDD Cayman	Cayman
Seagate Technology (US) Holdings, Inc.	Delaware
EVault, Inc.	Delaware
EVault Canada Inc.	Canada
EVault (EMEA) B.V.	Netherlands
EVault UK Limited	United Kingdom
EVault GmbH	Germany
EVault Solutions Pte. Ltd	Singapore
LaCie Peripherals Inc	Canada
LaCie Pty Ltd	Australia
LaCie Ltd	Oregon
Seagate Technology Canada Inc.	Canada
Quinta Corporation	California
Seagate US LLC	Delaware
Seagate Technology LLC	Delaware
Seagate Technology AB	Sweden
Seagate Technology Australia Pty Limited	Australia
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Beijing Representative Office	China
Shanghai Representative Office	China
Shenzhen Representative Office	China
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Xyratex Holdings Inc	Delaware
Xyratex International Inc	California
Seagate Technology International	Cayman
Seagate Technology International (Netherlands Branch)	Netherlands
Seagate Technology International (Singapore Branch)	Singapore
Seagate Brasil Comércio e Distribuição de Produtos de Informática Ltda.	Brazil
Sao Paulo Branch	Brazil
Maxtor Global Ltd.	Bermuda
Maxtor Luxembourg S.àr.l.	Luxembourg
Maxtor Peripherals (S) Pte Ltd	Singapore
Maxtor International S.àr.l.	Switzerland
Maxtor International Manufacturing S.àr.l	Switzerland
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Business Centre (UK) Ltd.	United Kingdom
Seagate Business Centre (US) LLC	Delaware
Seagate Business Centre (Singapore) Pte. Ltd.	Singapore
Seagate Business Centre GmbH	Germany
Seagate Korea Ltd.	Korea
Seoul Branch	Korea
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Memory Products International	Cayman
Seagate Technology International (Wuxi) Co. Ltd.	China
Seagate Technology Services (Shanghai) Co. Ltd.	China
Beijing Branch	China

Shenzhen Branch	China
Dongguan Branch	China
Chengdu Branch	China
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Republic Ireland Limited	Ireland
Seagate Technology Asia Holdings	Cayman
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Technology (Suzhou) Co. Ltd.	China
Seagate Technology HDD (India) Private Limited	India
Seagate Technology (Ireland)	Cayman
Springtown Branch	United Kingdom
Seagate Technology (Malaysia) Holding Company	Cayman
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Technology UK Ltd.	United Kingdom
Dublin Branch	Ireland
Moscow Branch	Russia
Seagate Technology Media (Ireland)	Cayman
Seagate Technology (Thailand) Limited	Thailand
Xyratex Ltd	Bermuda
Xyratex (Malaysia) Sdn Bhd	Malaysia
Xyratex Singapore Pte Ltd.	Singapore
Xyratex Technology Ltd.	United Kingdom
Xyratex Technology Ltd (Singapore Branch)	Singapore
Xyratex Technology Ltd (Thailand Branch)	Thailand
Xyratex Technology (Canada) Ltd.	Canada
Xyratex Technology (Wuxi) Co. Ltd	China
Shanghai Branch	China
Suzhou Branch	China
Xyratex Philippines, Inc	Philippines
Xyratex Havant Ltd	United Kingdom
Xyratex Japan Limited	Japan
Xyratex Mexico SA de CV	Mexico
Lyve Minds Inc	Delaware
Lyve Minds LLC	Cayman
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Netherlands branch	Netherlands
LaCie S.A.	France
LaCie AB	Sweden
LaCie AG	Switzerland
LaCie Asia Ltd	Hong Kong
LaCie China Pte Ltd	Singapore
LaCie Electronique D2, S.A.	Spain
LaCie GmbH	Germany
LaCie SAS	France
LaCie SPRL	Belgium
LaCie SRL	Italy
LaCie Ltd	United Kingdom